Exhibit 31.1

CERTIFICATION

I, Kamyar Mofid, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2012, of Real Goods Solar, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2013

/s/ Kamyar Mofid
Kamyar Mofid
Chief Executive Officer
(Principal Executive Officer)